Exhibit 10.34

LEASE AGREEMENT

This Lease Agreement, made this 7th day of October, 2003, by and between Gwen Reed (hereinafter referred to as the “Lessor”) and Paragon Systems, Inc. (hereafter referred to as the “Lessee”).

WITNESSETH:

That said Lessor does hereby lease, demise, and let unto the said Lessee, premises known as 3317 Triana Boulevard, Huntsville, Alabama, containing approximately 5600 square feet on two floors.

TO HAVE AND TO HOLD the same for a term of one (1) year, commencing the 1st day of November, 2000, and ending the 31st day of October, 2001 for a total annual rent as detailed below, payable in advance in equal monthly installments on or before the first day of every month during the said term, according to the following terms and conditions:

November 1, 2003 - October 31, 2004, S46,200 per annum $3,850 per month.

SECURITY DEPOSIT: A security deposit in the amount of $3,500 is required, and receipt is hereby acknowledged. The deposit is to be returned to Lessee upon satisfactory, completion of this lease or to be retained by Lessor as partial damages in the event Lessee does not comply with all obligations of this lease. Any refund due will be returned within 30 days after compliance with the terms of this lease and/or of expiration of this lease.

1.               USE OF PREMISES:  Said premises shall be used and occupied by Lessee for the purpose of general office, sales office, engineering and for any other related activity or for any other lawful purpose which may be required in the conduct of the Lessee’s business.

2.               HOLDING OVER:  In the event that Lessee shall hold over after the expiration of the term of this Lease Agreement, such hold over shall be considered as tenancy on a month-to-month basis. Rent during the hold over period shall be a rent of One Hundred Fifty Percent (150%) of the rent in effect immediately prior to such hold over period.

3.               MAINTENANCE AND REPAIRS:  Lessor covenants and agrees to maintain in good order and repair, and replace when necessary, (i) the foundations, exterior walls, roof, gutters, downspouts, all exterior lighting, and the structural integrity of the building, (ii) all utility and service lines running to the building(s), and all unexposed utility and service lines within the building(s).

Lessee agrees to maintain in good order and repair the grounds and landscaped areas of the Leased Premises and keep the Leased Premises clean and free of trash and debris, including providing janitorial services and trash removal for the interior of the Leased Premises. Lessee shall be responsible for minor maintenance inside the suite up to $200 per incident, including but not limited to light bulbs, ballast, HVAC filters, faucet and toilet repair.

Lessor shall have the right to enter the Leased Premises at all reasonable times for the purpose of (i) inspecting said Leased Premises and (ii) conducting said maintenance and repairs; provided, however, that Lessor shall take reasonable steps not to interfere with the ability of Lessee to conduct its business.

4.               TAXES:  Except as provided herein, Lessor covenants and agrees to pay all real estate taxes, charges, and assessments on the Leased Premises. Lessee shall pay for all telephone service required during the term of this lease.

5.               UTILITIES:  Lessee shall pay for all necessary water, gas and electrical service, and other utilities required during the term of this lease. Lessee shall pay for all telephone service required during the term of this lease.

6.               LAWS AND REGULATIONS:  Lessor hereby stipulates that the Leased Premises are in full and complete compliance with all Federal, State, County, and local laws, charters, ordinances, and regulations, and Lessor covenants and agrees to keep the Leased Premises at Lessor’s own cost and expense in compliance with all Federal, State, County, and local laws, charters, ordinances, and regulations unless such compliance is required because of the peculiar use by the Lessee of the Leased Premises, in which event such compliance shall be by Lessee at Lessee’s own cost and expense without limiting in any way the obligations of Lessor as set forth above. Lessee agrees to comply with all Federal, State, County, and local laws, relating to the use of the Leased Premises or the business to be conducted thereon: provided, however, should the conduct of the aforementioned business on said Leased Premises not be permitted for any reason, other than a reason caused by the act or omission to act of the Lessee, this Lease Agreement shall terminate forthwith, and Lessee shall have no further liability hereunder, except for rent due and payable through the month in which the Lease Agreement is so terminated.

7.               TRADE FIXTURE, ALTERATIONS AND IMPROVEMENTS:  All trade fixtures, alterations and tenant improvements, and equipment installed by Lessee, shall be considered personal property and shall remain in the property of the Lessee, and may be removed by the Lessee at any time; provided, however, that Lessee at its own cost and expense shall restore the Leased Premises to substantially the same condition as before the installation thereof, reasonable wear and tear excepted, and shall otherwise repair any damage caused by such removal.  Lessee shall not effect any alterations or improvements to the Leased Premises without the written consent of the Lessor, which consent shall not be unreasonably withheld. Such alterations and improvements shall be made in a good and workman-like manner and in compliance with all laws and regulations of any governmental agency having jurisdiction over the Leased Premises. Lessee shall hold the Lessor and the Leased Premises harmless against all claims and demands of every kind and character which may result from or arise out of making such alterations and improvements, except those caused by Lessor or Lessor’s agents. Lessor may enter the Leased Premises at any reasonable hour to inspect such alterations and improvements and verify compliance with the terms and conditions of its consent. Lessee will not cause or permit to stand any mechanic’s, laborer’s, materialman’s, or other liens against Leased Premises or improvements thereon in connection with work of any character performed or material furnished to said premises by or at the direction or sufferance of Lessee.

8.               RIGHT TO CONTEST LIENS AND TAXES:  Lessee shall have the right to contest in good faith the validity or amount of any lien, tax, imposition, charge, or assessment imposed upon the Leased Premises. Lessor hereby agrees to cooperate in the institution, defense, and maintenance of any such action or proceeding at the expense of the Lessee, and Lessor may, at its own expense, without Lessee’s request, institute, defend, and maintain any action or proceeding to contest the validity or amount of any such lien tax, imposition, charge, or assessment provided that any such action or proceeding instituted by Lessee or Lessor may be instituted and maintained only if, and so long as, the enforcement of any such lien, tax.

imposition, charge, or assessment by sale or otherwise shall be stayed, by reason of such action or proceeding, or of a bond filed, or of a deposit made in connection therewith. Promptly after the determination of any such contest adverse to the Lessee or the Lessor and prior to the enforcement of any lien, tax, imposition, charge or assessment, Lessee shall (i) pay and discharge the amount of any such lien and related expenses with respect to all Lessee-initiated contests or (ii) reimburse Lessor for the amount of any such tax or assessment to the extent it has not already made its proportionate share payment to the Lessor on account thereof.

9.               QUIET ENJOYMENT:  Lessor covenants and agrees that if the Lessee pays the rent and all other charges herein provided and shall perform all of the covenants and agreements herein stipulated to be performed on the Lessee’s part, Lessee shall at all times during the term of this Lease Agreement have the peaceable and quiet enjoyment and possession of the Leased Premises.

10.         DAMAGE OR DESTRUCTION:  Damages which render fifty percent (50%) or more of the square-foot area of the building(s) of the Leased Premises unfit for the purpose of Lessee’s business shall be considered Substantial Destruction, Damages which render less than fifty percent (50%) but more than thirty percent (30%) of the square-foot area of the building(s) of the Leased Premises unfit for the purpose of Lessee’s business shall be considered a Substantial Destruction subject to special treatment. Damages, which render thirty percent (30%), or less of the square-foot area of the building(s) of the Leased Premises unfit for the purpose of Lessee’s business shall be considered a Partial Destruction.

If, during the term of this Lease Agreement, or any extension thereof, the Leased Premises shall be substantially destroyed (“Substantial Destruction”) by fire, the elements, or any other cause, this Lease Agreement, at the option of Lessor or Lessee and upon written notice delivered by the terminating party to the other party within ten (10) business days after the date of said destruction, shall thereupon cease and terminate, and each party shall be released from further obligation thereunder, and Lessor shall refund to Lessee any portion of the rent paid in advance and not earned at the time of said destruction; provided however, that should Lessor elect to terminate this Lease Agreement and/or not repair damages to Leased Premises, caused by a Substantial Destruction of less than fifty percent (50%) but more than thirty percent (30%) as defined above, Lessee shall have the option of making such repairs and paying the cost thereof, if any, in excess of the insurance proceeds, and such action by Lessee shall negate the option otherwise available to Lessor to terminate this Lease Agreement and Lessee shall be entitled to a rent deduction during the period of restoration pursuant to Partial Destruction provisions described below; and in addition, Lessee shall be entitled to a credit against future rent beginning with the first month following said restoration in an amount equal to Lessee’s cost of repairs plus ten percent (10%) of the cost of such repairs. If neither party elects to terminate this Lease Agreement pursuant to the foregoing, Lessor shall be deemed to have elected to restore the Leased Premises substantially to their condition before such Substantial Destruction, Lessor shall commence the restoration within thirty (30) calendar days and complete said restoration within one hundred twenty (120) calendar days from the date of such Substantial Destruction.

If however, during the term of this Lease Agreement, or any extension thereof, the premises shall be partially destroyed (“Partial Destruction”) by fire, the elements, or any other cause, then the Lessor shall repair the Leased Premises at Lessor’s expense as rapidly as possible, but the elapsed time shall not exceed one hundred twenty (120) calendar days from the date of such Partial Destruction, and Lessee shall be entitled to a reduction of rent, in proportion’s to the area of the Leased Premises rendered unfit for occupancy, until the Leased Premises are restored to their condition before said destruction.

11.         INSURANCE:  Lessor shall not be liable for any damage or destruction by fire, the elements, or any other cause, however the same may occur, to the trade fixtures, equipment, and other items located on the Leased Premises and not owned by Lessor, and Lessee hereby waives and releases Lessor from any claim for such damage which Lessee may suffer, and further waives and releases Lessor from any right of subrogation against Lessor for such damages, Lessor covenants and agrees to procure and continue in full force and effect during the term of this lease fire and extended-coverage insurance upon the Leased Premises, and Lessor hereby waives and releases Lessee from any claim for such damages which Lessor may suffer and further waives and releases any right of subrogation against Lessee for any loss or damage due to fire, the elements, or any other cause, however the same may occur. Each party shall cause each insurance policy obtained by it, in connection with this Lease Agreement, to provide that the insurance company shall waive all right of recovery by way of subrogation against the other party in connection with any damage covered by any policy.

Lessee covenants and agrees to protect and save Lessor harmless from any and all claims for injuries to persons and property occurring on the Leased Property and arising from acts or omissions to act by the Lessee, other than those caused by Lessor or Lessor’s agents; and Lessee further agrees that it shall, at its own cost and expense, procure and continue in full force and effect during the term of this Lease Agreement General Liability Insurance with limits of not less than One Million Dollars ($1,000,000.00).

Liability, fire, and causality insurance policies covering the Leased Premises and applicable personal property, obtained by Lessor and Lessee, shall include endorsements thereto (i) waiving any and all rights of subrogation by the insurers and (ii) naming the nonprocuring party(s) as additional insured, as their interest may appear.

Lessor and Lessee shall provide the non-procuring party(s) with copies of all insurance policies, or other evidence of insurance, obtained pursuant of this paragraph 11.

12.         DEFAULT:  Lessor and Lessee agree that if default be made in the fulfillment or performance of any of the material covenants or agreements herein specified to be fulfilled by the Lessor or the Lessee, as the case may be, and such default is not cured within thirty (30) days from the receipt by Lessor or Lessee or written notice thereof from the non-breaching party of any such default, other than a default in payment of the rent which must be cured within thirty (30) days after such notice, then, if Lessor be in default, Lessee may (i) declare this Lease Agreement terminated without further liability other than that which has accrued, or (ii) cure said default(s) at Lessor’s cost, with the further right to deduct from its rent any amounts which it reasonably expends in connection with effecting such cure; and, if Lessee be in default, Lessor may (i) collect by suit or otherwise each installment of rent as it becomes due hereunder, or enforce any other term or provision hereof required to be kept or performed by the Lessee; or (ii) reenter the Leased Premises and terminate this Lease Agreement, in which event Lessor shall be entitled to recover from Lessee the amount of rent reserved hereunder for the balance of the unexpired term. The non-defaulting party shall be entitled to receive court costs and other expenses, including reasonable attorney’s fees incurred in effecting the collection of rent, retaking possession of the Leased Premises, curing any defaults, or exercising any other rights or remedies that may be available to the non-defaulting party in connection with such default.

13.         ASSIGNMENT:  Lessee shall not assign this Lease Agreement or sublet all or any portion of the Leased Premises without first obtaining the written consent of Lessor, which consent shall not be reasonable withheld; provided, however, that Lessee shall be free to assign or sublet all or any portion of the Leased Premises to any company which owns or is owned by Lessee.

14.         SURRENDER AT END OF TERM:  Lessee covenants to peaceably and quietly surrender and yield up to the Lessor the entire Leased Premises upon the termination of this lease and in good order and condition, reasonable wear and tear, and damage by fire, the elements, or any other cause, excepted.

15.         NOTICES:  All notices required or permitted hereunder shall be deemed to have been given and properly serviced if mailed in any United States Post Office by certified or registered mail, postage prepaid, addressed to Lessor at:

Gwen Reed
1833 University Drive, NW
Huntsville, AL 35801

Or to Leases at:

Paragon Systems, Inc.
3317 Triana Boulevard
Huntsville, AL 35805

16.         APPLICABLE LAW:  This Least Agreement is made and the relationship of the parties shall be construed, interpreted, and applied in accordance with the laws of the State of Alabama.

17.         SUBORDINATION:  Lessee agrees to execute such instruments as may be necessary to subordinate this Lease Agreement to any bonafide mortgage or deed or trust encumbrance now or at any time hereafter upon the Leased Premises, whether or not the aggregate amount thereof shall exceed the aggregate amount of the encumbrance now upon the Leased Premises, and lessee hereby appoints Lessor its attorney in fact to execute such instruments in its behalf; provided, however, that no such subordination shall affect Lessee’s right to quiet enjoyment of the Leased Premises while Lessee is in performance of its obligations hereunder.

18.         SIGNS:  Lessee understand and agrees that all exterior signs at the Leased Premises shall be subject to the written approval of the Lessor, which approval shall not be unreasonably withheld.

19.         SUCCESSORS AND ASSIGNS:  This Lease Agreement shall be binding upon and insure to the benefit of the parties and their respective heirs, administrator, executors, successors, and assigns.

20.         EMINENT DOMAIN:  If the whole or any part of the Leased Premises is taken for any public purpose so as to render the premises untenantable for the purpose and utilization by Lessee in performance of its business, this Lease Agreement shall thereupon cease and terminate, and each party shall be released from further obligation thereunder and Lessor shall refund to Lessee any portion of the rent paid in advance and not earned at the date of said possession. All damages awarded for such taking will belong to the Lessor and Lessee, as their interests may appear.

21.         RECORDATION:  This Lease Agreement shall not be recorded, except that if either party requests the other party to do so, the parties shall execute for recording a memorandum of lease which is reasonable acceptable to the party requesting recordation.

22.         CONSTRUCTION IMPROVEMENTS:  Lessee agrees to take the premises on an as-is basis.

IN WITNESS WHEREOF, the parties hereto have caused this Lease Agreement to be executed by there duly authorized representatives all on the day and year first written above.

WTTNESSETH:

LESSEE: Paragon Systems, Inc.

		BY:	/s/ Charles Keathley
DATE	10/7/03
		TITLE:	PRESIDENT

		LESSOR:	/s/ Gwen Reed
Gwen Reed

DATE	10-7-03